EXHIBIT 99.1

Grayscale Investments® Announces Record Date and Distribution Date for Grayscale Bitcoin Trust (Ticker: GBTC) Shareholders

Stamford, Conn., July 19, 2024 (GLOBE NEWSWIRE) – Grayscale Investments®, the world’s largest crypto asset manager*, offering more than 20 crypto investment products, today announced that it has set a record date of July 30, 2024 (the “Record Date”) for the initial creation and distribution of shares of Grayscale Bitcoin Mini Trust (the “BTC Trust”) to shareholders of Grayscale Bitcoin Trust (Ticker: GBTC) (“GBTC”) (referred to as the “Initial Distribution”). Grayscale intends to list the BTC Trust on NYSE Arca, subject to required regulatory approvals, under the ticker symbol “BTC.” GBTC is not a fund registered under the Investment Company Act of 1940 and is not subject to regulation under the Investment Company Act of 1940, unlike most mutual funds or ETFs.

As part of the contemplated Initial Distribution, each holder of shares (the “GBTC Shares”) of GBTC as of 4:00 PM ET on the Record Date will be entitled to receive shares (the “BTC Shares”) of the BTC Trust, a Delaware statutory trust sponsored by Grayscale, as described in a preliminary information statement on Schedule 14C, initially filed with the Securities and Exchange Commission on April 12, 2024 and most recently amended on May 10, 2024 (the “Preliminary Information Statement”). GBTC will also file a definitive information statement on Schedule 14C with the Securities and Exchange Commission on or after the Record Date.

In the Initial Distribution, GBTC will contribute 10% of the Bitcoin that it holds as of 4:00 PM ET on the Record Date to the BTC Trust, and each holder of GBTC Shares as of 4:00 PM ET on the Record Date will be entitled to receive BTC Shares pro rata based on a 1:1 ratio, such that for each one (1) GBTC Share held by an GBTC shareholder as of 4:00 PM ET on the Record Date, such GBTC shareholder will be entitled to receive one (1) BTC Share on the Distribution Date, as described below and in the Preliminary Information Statement. GBTC shareholders will not need to pay any consideration, exchange or surrender existing GBTC Shares, or take any other action to receive BTC Shares.

On and after July 30, 2024, anyone who purchases GBTC shares will not be entitled to receive BTC shares in the Initial Distribution.

Importantly, both the launch of the BTC Trust and the Initial Distribution of BTC Shares to GBTC shareholders are subject to regulatory review and customary conditions. Grayscale currently expects the Distribution Date to be July 31, 2024, following (i) the filing and effectiveness of the BTC Trust’s registration statement on Form 8-A to register the BTC Shares under the Exchange Act, (ii) the effectiveness of the BTC Trust’s registration statement on Form S-1 (Registration No. 333-277837) under the Securities Act, and (iii) the BTC Shares having been approved for listing on NYSE Arca. No assurance can be given that the Initial Distribution will occur on Grayscale’s anticipated timeline, and Grayscale will update the market to the extent its expectations change.

Record Date	July 30, 2024
Ratio of GBTC Shares: BTC Shares	1:1
% of Bitcoin held by GBTC contributed to the BTC Trust	10%
Anticipated Distribution Date	July 31, 2024

Subject to the limitations and qualifications set forth in the Preliminary Information Statement filed by GBTC (including with respect to the qualification of both GBTC and the BTC Trust as grantor trusts for U.S. federal income tax purposes and the proper allocation of existing tax basis between GBTC Shares and BTC Shares), it is expected that neither GBTC nor any beneficial owner of GBTC Shares will recognize any gain or loss for U.S. federal income tax purposes as a result of the Initial Distribution. Accordingly, it is expected that neither GBTC’s contribution of Bitcoin to the BTC Trust nor GBTC’s distribution of shares in the BTC Trust to GBTC shareholders as of 4:00 PM ET on the Record Date will be reported to any beneficial owner of GBTC Shares (or to any intermediary holding GBTC Shares) as giving rise to income, gain, loss, deduction, credit or proceeds.

There is not expected to be a “when-issued” market for the BTC Shares prior to the Distribution Date. Following the Initial Distribution, GBTC shareholders as of 4:00 PM ET on July 30, 2024 will automatically see both GBTC Shares and BTC Shares in their portfolios or investment accounts on the Distribution Date.

The Grayscale team will communicate additional updates, as applicable, including the anticipated Distribution Date, any material updates regarding pending regulatory approval and customary conditions, and the announcement of Grayscale Bitcoin Mini Trust’s first day of trading on NYSE Arca.

*By AUM as of 7/18/2024

NO OFFER OR SOLICITATION

This communication is for informational purposes, solely in your capacity as a shareholder of GBTC, and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No shareholder approval of the Initial Distribution is required by applicable law, and we are not seeking GBTC shareholder approval.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained herein may be statements of future expectations and other forward-looking statements that are based on Grayscale’s views and assumptions and involve known and unknown risks and uncertainties that could cause actual events to differ materially from those expressed or implied in such statements. Grayscale assumes no obligation to update any forward-looking statements contained herein and you should not place undue reliance on such statements, which speak only as of the date hereof. Although Grayscale has taken reasonable care to ensure that the information contained herein is accurate, no representation or warranty (including liability towards third parties), expressed or implied, is made by Grayscale as to its accuracy, reliability, or completeness. You should not make any investment decisions based on these forward-looking statements. No assurance can be given that the Initial Distribution will occur on Grayscale’s anticipated timeline, or at all.

IMPORTANCE OF OBTAINING PROFESSIONAL TAX ADVICE

This communication is not intended as, and does not constitute, tax advice. As further discussed in the section of the Preliminary Information Statement filed by GBTC entitled “Material U.S. Federal Income Tax Consequences of the Initial Distribution,” the U.S. federal income tax consequences of the Initial Distribution are complex, subject to uncertainty in certain respects and may be affected by circumstances specific to a beneficial owner of GBTC Shares. Any beneficial owner of GBTC Shares who receives BTC Shares in the Initial Distribution, and any intermediary holding GBTC Shares or BTC Shares, should consult their own tax advisor regarding the U.S. federal income tax consequences of the Initial Distribution, including the proper allocation of existing tax basis between GBTC Shares and BTC Shares. Please refer to the Preliminary Information Statement filed by GBTC for more information, including other U.S. federal income tax considerations relating to the Initial Distribution and ownership of the BTC Shares.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

A definitive information statement on Schedule 14C will be furnished to GBTC shareholders on or after the Record Date for the purpose of informing GBTC shareholders of the Initial Distribution, in substantial compliance with Regulation 14C of the Exchange Act. The information statement will describe the Grayscale Bitcoin Mini Trust, risks of owning shares of the Grayscale Bitcoin Mini Trust and other details regarding the Initial Distribution, and will be made available on our website at www.grayscale.com/documents#regulatoryfilings. GBTC shareholders will not need to pay any consideration, exchange or surrender existing GBTC Shares, or take any other action to receive shares of the Grayscale Bitcoin Mini Trust in connection with the Initial Distribution.

Grayscale Bitcoin Trust and Grayscale Bitcoin Mini Trust Risk Disclosures:

An investment in the Grayscale Bitcoin Trust or Grayscale Bitcoin Mini Trust may be deemed speculative and is not intended as a complete investment program. An investment in GBTC or the Grayscale Bitcoin Mini Trust should be considered by persons financially able to maintain their investment and who can bear the risk of total loss associated with an investment in GBTC or the Grayscale Bitcoin Mini Trust. Extreme volatility of trading prices that many digital assets, including Bitcoin, have experienced in recent periods and may continue to experience, could have a material adverse effect on the value of GBTC and the Grayscale Bitcoin Mini Trust and the shares of each trust could lose all or substantially all of their value. Digital assets represent a new and rapidly evolving industry. The value of GBTC and the Grayscale Bitcoin Mini Trust depends on the acceptance of the digital assets, the capabilities and development of blockchain technologies and the fundamental investment characteristics of the digital asset. Digital asset networks are developed by a diverse set of contributors and the perception that certain high-profile contributors will no longer contribute to the network could have an adverse effect on the market price of the related digital asset. Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets. The value of GBTC and the Grayscale Bitcoin Mini Trust relate directly to the value of the underlying digital asset, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

A registration statement related to Grayscale Bitcoin Mini Trust has been filed with the SEC but has not yet become effective. An investment in the Grayscale Bitcoin Mini Trust cannot be made, nor money accepted, until the registration statement is effective. An investor should consider the investment objectives, risks, and charges and expenses of the Grayscale Bitcoin Mini Trust carefully before investing. A preliminary prospectus which contains information about Grayscale Bitcoin Mini Trust may be obtained by emailing info@grayscale.com. The information in the preliminary prospectus is not complete and may be changed. The final prospectus should be read carefully before investing, and when available may be obtained from the same source. This communication is not an offer to sell shares and is not soliciting an offer to buy shares in any state where the offer or sale is not permitted.

Grayscale Investments, LLC is the Sponsor of Grayscale Bitcoin Trust and Grayscale Bitcoin Mini Trust.

About Grayscale Investments®

Grayscale enables investors to access the digital economy through a family of regulated and future-forward investment products. Founded in 2013, Grayscale has a proven track record and deep expertise as the world’s largest crypto asset manager. Investors, advisors, and allocators turn to Grayscale for single-asset, diversified, and thematic exposure. Certain Grayscale products are distributed by Grayscale Securities, LLC (Member FINRA/SIPC) and certain products are managed by Grayscale Advisors, LLC.

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